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                                                                     Exhibit 28



                       [RUSSELL TRAINING GROUP INC. LOGO]


INVOICE NUMBER:  9240

INVOICE DATE:    7/25/96

TO:              Mr. Stephen P. Herbert
                 Executive Vice President of Marketing and Sales
                 USA Technologies
                 1265 Drummers Lane, Suite 306
                 Wayne, PA 19087

FOR:             P.R.O.F.I.T.S. Selling Skills/Marketing Consulting
                 Philadelphia, PA
                 July 22, 23 and 24, 1996

FEE:             $2,000.00 per day 4 days                        $8,000.00*

EXPENSES:        Air Travel, MCI-PHL-MCI             $914.00
                 Lodging                               $0.00
                 Ground Transportation, KC @ .28      $48.00
                 Destination Ground Transportation    $30.00
                 Telephone                             $0.00
                 Tips                                  $0.00
                 Miscellaneous                       $312.29
                 Meals: Dinner 7/21/96                 $8.00
                        Breakfast 7/22/96              $0.00
                        Dinner                         $0.00
                        Breakfast 7/23/96              $0.00
                        Dinner                         $0.00
                        Breakfast 7/24/96              $0.00
                        Dinner                         $0.00
                                                     -------

TOTAL EXPENSES:                                                  $1,312.29
                                                                 ---------

GRAND TOTAL:                                                     $9,312.29
                                                                 =========


TERMS: Net Thirty Days      NOTES: Applicable Receipts Attached
                     Stock/Options may be acceptable in lieu of the fee portion

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*15,000 shares for fee of $8,000


                                    THANK YOU



                                   /s/ Paul M. Russell
                                   -------------------
                                   Paul M. Russell

PLEASE MAKE CHECKS PAYABLE TO: RUSSELL TRAINING GROUP INC.
Vendor No. 481108186




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